Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2023 Results
Generates year-to-date operating and adjusted free cash flow of $216 million and $50 million, respectively
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.29 and $0.26 per diluted share, respectively
Lease fleet utilization of 98.1% and Future Lease Rate Differential ("FLRD") of positive 26.6% at quarter-end
Delivered 4,325 railcars and received orders for 3,200 railcars in the quarter; backlog of $3.6 billion at quarter-end

DALLAS, Texas – November 2, 2023 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the third quarter ended September 30, 2023.
Financial and Operational Highlights
•Quarterly total company revenues of $821 million; 65% improvement year over year
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.29 and quarterly adjusted EPS of $0.26
•Lease fleet utilization of 98.1% and FLRD of positive 26.6% at quarter-end
•Railcar deliveries of 4,325 and new railcar orders of 3,200
•Year-to-date cash flow from continuing operations and adjusted free cash flow after investments and dividends ("Adjusted Free Cash Flow") were $216 million and $50 million, respectively
2023 Guidance
•Industry deliveries of approximately 45,000 railcars
•Net investment in the lease fleet of $250 million to $350 million
•Manufacturing capital expenditures of $40 million to $50 million
•EPS of $1.20 to $1.35
◦Excludes items outside of our core business operations
Management Commentary
“Trinity’s third quarter results reflect significantly stronger performance, with revenue growth of 65% as compared to a year ago,” stated Trinity’s Chief Executive Officer and President, Jean Savage. “We believe we are on a good path to end 2023 with favorable financial performance and continued improvement.”

“In our Railcar Leasing and Management Services Group, revenues are up 14% year over year, reflecting six quarters of beneficial re-pricing, as well as contributions from our recently acquired businesses in the segment. Our forward-looking metrics continue to point toward consistent strength in lease rates, with an FLRD of 26.6% and lease fleet utilization of 98.1%.”

“As previously disclosed, deliveries in the quarter of 4,325 railcars were about 14% below our internal expectations as a result of the border closures and continued congestion,” Ms. Savage continued. “Despite this meaningful impact, operating margins improved in the Rail Products Group segment to 5.2%, excluding gains from insurance recoveries. We expect fourth quarter segment margins to improve sequentially again due to continued efficiency improvement and delivery growth.”

Ms. Savage concluded, “We are proud of our third quarter results and the improvement we are seeing in our business. Due to the missed deliveries in the third quarter and related supply chain and efficiency impacts caused by congestion at the Mexico border, we are lowering our full year adjusted EPS guidance to a range of $1.20 to $1.35. This guidance reflects expected meaningful growth in the fourth quarter, and we maintain our conviction in our ability to execute and close the year with solid momentum.”

Consolidated Financial Summary

	Three Months Ended September 30,
	2023	2022	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$821.3	$496.6	Higher volume of external deliveries in the Rail Products Group
Operating profit	$100.2	$92.7	Higher external deliveries in the Rail Products Group and improved lease rates in the Leasing Group, partially offset by lower lease portfolio sales volume and increased employee-related and other operating costs
Interest expense, net	$68.8	$55.0	Higher overall average debt and higher interest rates during Q3 2023
Net income from continuing operations attributable to Trinity Industries, Inc.	$24.5	$29.2
EBITDA (1)	$177.5	$164.3
Effective tax expense rate	18.6%	22.5%	State tax law changes enacted in Q3 2023
Diluted EPS – GAAP	$0.29	$0.35
Diluted EPS – Adjusted (1)	$0.26	$0.34

	Nine Months Ended September 30,
	2023	2022	Year over Year – Comparison
	(in millions)
Net cash provided by (used in) operating activities – continuing operations	$215.8	$(52.6)	Inventory levels stabilized relative to prior year inventory build up
Adjusted Free Cash Flow (1)	$49.5	$0.1
Net lease fleet investment	$237.5	$176.3
Returns of capital to stockholders	$64.7	$122.7	2022 included $64 million of share repurchase activity
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Business Group Summary

	Three Months Ended September 30,
	2023	2022	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$222.6	$194.8	Improved lease rates and higher utilization, as well as acquisition-related revenues included in the current year period
Leasing and management operating profit	$85.5	$73.6	Improved lease rates and higher utilization, partially offset by higher maintenance costs
Operating profit on lease portfolio sales	$3.1	$34.3	Lower lease fleet portfolio sales volume
Fleet utilization (1)	98.1%	97.9%
Future Lease Rate Differential (2)	+26.6%	+11.0%	Improvement in current lease rates
Owned lease fleet (in units) (1)	109,055	109,195
Investor-owned lease fleet (in units)	33,025	33,245
Rail Products Group
Revenues	$682.2	$597.3	Higher volume of deliveries and a favorable mix of railcars sold
Operating profit	$39.2	$26.0	Higher volume of deliveries, partially offset by foreign currency fluctuations. Includes insurance recoveries of $3.7 million and $1.1 million in the current and prior year quarters, respectively.
Operating profit margin	5.7%	4.4%
Revenues eliminations – Lease subsidiary	$(83.2)	$(295.3)
Operating profit eliminations – Lease subsidiary	$(2.4)	$(19.6)
New railcars:
Deliveries (in units)	4,325	3,935
Orders (in units)	3,200	19,500	2022 includes long-term supply agreement of 15,000 railcars
Order value	$401.5	$2,405.5	2022 includes $1.8 billion from long-term supply agreement
Backlog value	$3,598.4	$4,090.9
Sustainable railcar conversions:
Deliveries (in units)	620	300
Backlog (in units)	1,540	2,420
Backlog value	$124.4	$201.4
Corporate and other
Selling, engineering, and administrative expenses	$25.2	$25.1
Gains on dispositions of property	$—	$(3.7)

	September 30, 2023	December 31, 2022
Loan-to-value ratio
Wholly-owned subsidiaries, excluding corporate revolving credit facility	64.9%	65.7%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on November 2, 2023 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "0847113". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "3695080" until 11:59 p.m. Eastern on November 7, 2023.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services; railcar manufacturing, maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$821.3	$496.6	$2,185.4	$1,386.1
Operating costs:
Cost of revenues	679.5	395.3	1,819.2	1,119.4
Selling, engineering, and administrative expenses	49.1	48.0	153.3	137.7
Gains on dispositions of property:
Lease portfolio sales	3.1	34.3	46.4	73.0
Other	4.4	5.1	6.8	19.5
Restructuring activities, net	—	—	(2.2)	1.0
	721.1	403.9	1,917.1	1,165.6
Operating profit	100.2	92.7	268.3	220.5
Interest expense, net	68.8	55.0	197.8	148.2
Loss on extinguishment of debt	—	—	—	1.5
Other, net	(0.9)	(0.6)	2.0	(2.7)
Income from continuing operations before income taxes	32.3	38.3	68.5	73.5
Provision (benefit) for income taxes:
Current	22.2	(2.6)	26.2	1.2
Deferred	(16.2)	11.2	(24.3)	16.2
	6.0	8.6	1.9	17.4
Income from continuing operations	26.3	29.7	66.6	56.1
Loss from discontinued operations, net of income taxes	(2.7)	(3.4)	(8.1)	(13.7)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(5.7)
Net income	23.6	26.3	58.5	36.7
Net income attributable to noncontrolling interest	1.8	0.5	15.3	7.9
Net income attributable to Trinity Industries, Inc.	$21.8	$25.8	$43.2	$28.8

Basic earnings per common share:
Income from continuing operations	$0.30	$0.36	$0.63	$0.59
Loss from discontinued operations	(0.03)	(0.04)	(0.10)	(0.24)
Basic net income attributable to Trinity Industries, Inc.	$0.27	$0.32	$0.53	$0.35
Diluted earnings per common share:
Income from continuing operations	$0.29	$0.35	$0.62	$0.57
Loss from discontinued operations	(0.03)	(0.04)	(0.10)	(0.23)
Diluted net income attributable to Trinity Industries, Inc.	$0.26	$0.31	$0.52	$0.34
Weighted average number of shares outstanding:
Basic	81.6	81.7	81.2	82.3
Diluted	83.5	83.3	83.5	84.4
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$114.0	$79.6
Receivables, net of allowance	392.8	323.5
Income tax receivable	7.9	7.8
Inventories	679.4	629.4
Restricted cash	152.7	214.7
Property, plant, and equipment, net:
Manufacturing/Corporate	343.5	340.7
Leasing:
Wholly-owned subsidiaries	5,915.7	5,788.1
Partially-owned subsidiaries	1,490.7	1,521.3
Deferred profit on railcars sold to the Leasing Group	(758.7)	(763.3)
	6,991.2	6,886.8
Goodwill	222.7	195.9
Other assets	412.7	386.6
Total assets	$8,973.4	$8,724.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$325.8	$287.5
Accrued liabilities	328.0	261.0
Debt:
Recourse	794.2	624.1
Non-recourse:
Wholly-owned subsidiaries	3,838.3	3,800.7
Partially-owned subsidiaries	1,149.9	1,182.8
	5,782.4	5,607.6
Deferred income taxes	1,122.3	1,134.7
Other liabilities	161.5	163.9
Stockholders' equity:
Trinity Industries, Inc.	1,000.8	1,012.4
Noncontrolling interest	252.6	257.2
	1,253.4	1,269.6
Total liabilities and stockholders' equity	$8,973.4	$8,724.3

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net cash provided by (used in) operating activities – continuing operations	$215.8	$(52.6)
Net cash used in operating activities – discontinued operations	(8.1)	(15.4)
Net cash provided by (used in) operating activities	207.7	(68.0)

Investing activities:
Proceeds from lease portfolio sales	245.8	514.8
Proceeds from dispositions of property and other assets	13.0	33.2
Capital expenditures – leasing	(483.3)	(691.1)
Capital expenditures – manufacturing and other	(29.4)	(25.7)
Acquisitions, net of cash acquired	(66.2)	(9.4)
Proceeds from insurance recoveries	4.9	7.6
Equity investments	(1.1)	(15.5)
Net cash used in investing activities – continuing operations	(316.3)	(186.1)
Payments related to sale of discontinued operations	—	(2.7)
Net cash used in investing activities	(316.3)	(188.8)

Financing activities:
Net proceeds from (repayments of) debt	165.3	313.0
Shares repurchased	—	(36.8)
Dividends paid to common shareholders	(64.7)	(58.3)
Other financing activities	(19.6)	(24.8)
Net cash provided by financing activities	81.0	193.1
Net decrease in cash, cash equivalents, and restricted cash	(27.6)	(63.7)
Cash, cash equivalents, and restricted cash at beginning of period	294.3	302.4
Cash, cash equivalents, and restricted cash at end of period	$266.7	$238.7

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; interest expense, net; and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30, 2023
	GAAP	Gains on dispositions of property – other (1)	Interest expense, net (2)	Adjusted
Operating profit	$100.2	$(3.7)	$—	$96.5

Income from continuing operations before income taxes	$32.3	$(3.7)	$(0.4)	$28.2

Provision (benefit) for income taxes	$6.0	$(0.8)	$(0.1)	$5.1

Income from continuing operations	$26.3	$(2.9)	$(0.3)	$23.1

Net income from continuing operations attributable to Trinity Industries, Inc.	$24.5	$(2.9)	$(0.3)	$21.3

Diluted weighted average shares outstanding	83.5			83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.29			$0.26

	Nine Months Ended September 30, 2023
	GAAP	Selling, engineering, and administrative expenses (3)	Gains on dispositions of property – other (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$268.3	$2.0	$(4.9)	$(2.2)	$—	$263.2

Income from continuing operations before income taxes	$68.5	$2.0	$(4.9)	$(2.2)	$(1.1)	$62.3

Provision (benefit) for income taxes	$1.9	$0.5	$(1.2)	$(0.6)	$(0.3)	$0.3

Income from continuing operations	$66.6	$1.5	$(3.7)	$(1.6)	$(0.8)	$62.0

Net income from continuing operations attributable to Trinity Industries, Inc.	$51.3	$1.5	$(3.7)	$(1.6)	$(0.8)	$46.7

Diluted weighted average shares outstanding	83.5					83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.62					$0.56

	Three Months Ended September 30, 2022
	GAAP	Gains on dispositions of property – other (1)	Interest expense, net (2)	Adjusted
Operating profit	$92.7	$(1.1)	$—	$91.6

Income from continuing operations before income taxes	$38.3	$(1.1)	$(0.3)	$36.9

Provision (benefit) for income taxes	$8.6	$(0.3)	$(0.1)	$8.2

Income from continuing operations	$29.7	$(0.8)	$(0.2)	$28.7

Net income from continuing operations attributable to Trinity Industries, Inc.	$29.2	$(0.8)	$(0.2)	$28.2

Diluted weighted average shares outstanding	83.3			83.3

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.35			$0.34

	Nine Months Ended September 30, 2022
	GAAP	Gains on dispositions of property – other (1)	Restructuring activities, net	Interest expense, net (2)	Adjusted
Operating profit	$220.5	$(7.5)	$1.0	$—	$214.0

Income from continuing operations before income taxes	$73.5	$(7.5)	$1.0	$(1.0)	$66.0

Provision (benefit) for income taxes	$17.4	$(1.9)	$0.3	$(0.3)	$15.5

Income from continuing operations	$56.1	$(5.6)	$0.7	$(0.7)	$50.5

Net income from continuing operations attributable to Trinity Industries, Inc.	$48.2	$(5.6)	$0.7	$(0.7)	$42.6

Diluted weighted average shares outstanding	84.4				84.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.57				$0.50
(1) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.

Adjusted Free Cash Flow
Adjusted Free Cash Flow After Investments and Dividends ("Adjusted Free Cash Flow") is a non-GAAP financial measure. We believe Adjusted Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Adjusted Free Cash Flow is reconciled to net cash provided by (used in) operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) recourse and non-recourse debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Nine Months Ended September 30,
	2023	2022
Net cash provided by (used in) operating activities – continuing operations	$215.8	$(52.6)
Proceeds from lease portfolio sales	245.8	514.8
Capital expenditures – manufacturing and other	(29.4)	(25.7)
Dividends paid to common stockholders	(64.7)	(58.3)
Equity CapEx for leased railcars	(318.0)	(378.1)
Adjusted Free Cash Flow After Investments and Dividends	$49.5	$0.1

Capital expenditures – leasing	$483.3	$691.1
Less:
Payments to retire debt	(1,279.0)	(1,351.5)
Proceeds from issuance of debt	1,444.3	1,664.5
Net proceeds from (repayments of) debt	165.3	313.0
Equity CapEx for leased railcars	$318.0	$378.1

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$23.6	$26.3	$58.5	$36.7
Less: Loss from discontinued operations, net of income taxes	(2.7)	(3.4)	(8.1)	(13.7)
Less: Loss on sale of discontinued operations, net of income taxes	—	—	—	(5.7)
Income from continuing operations	$26.3	$29.7	$66.6	$56.1
Interest expense	72.1	56.2	206.5	152.3
Provision (benefit) for income taxes	6.0	8.6	1.9	17.4
Depreciation and amortization expense	73.1	69.8	219.9	206.0
EBITDA	$177.5	$164.3	$494.9	$431.8
Selling, engineering, and administrative expenses	—	—	2.0	—
Gains on dispositions of property – other	(3.7)	(1.1)	(4.9)	(7.5)
Restructuring activities, net	—	—	(2.2)	1.0
Interest income	(0.4)	(0.3)	(1.1)	(1.0)
Adjusted EBITDA	$173.4	$162.9	$488.7	$424.3